Exhibit 23.1

Consent of Independent Registered Chartered Accountants

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to in the Registration Statement (Form F-1) and related Prospectus of DragonWave Inc. for the registration of Class A Units each consisting of one common share (no par value), two short-term warrants and one long-term warrant (each to purchase common shares), as well as Class B Units each consisting of one pre-funded warrant, two short-term warrants and one long-term warrant (each to purchase common shares), and to the incorporation  by reference therein of our reports dated May 18, 2016, with respect to the consolidated financial statements of DragonWave Inc., and May 12, 2015 with respect to the consolidated   financial   statements   and  the  effectiveness   of  internal  control  over  financial   reporting   of DragonWave Inc., included in its Annual Report (Form 20-F) for the year ended February 29, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Ottawa, Canada	Chartered Professional Accountants
July 28, 2016	Licensed Public Accountants